Exhibit 99.1

Brand Services, Inc. Amends Total Consideration Offered for Its 12% Senior
Subordinated Notes due 2012

KENNESAW, Georgia (May 16, 2006)—Brand Services, Inc. (the “Company”) announced today that it has amended the total consideration it is offering in its previously announced cash tender offer and consent solicitation for its 12% Senior Subordinated Notes due 2012.

The total consideration for each $1,000 aggregate principal amount of notes tendered and accepted for payment, and for the related consents, pursuant to the tender offer and consent solicitation will no longer be determined on the basis of a fixed spread of 62.5 basis points. Instead, the total consideration will be determined on the basis of a fixed spread of 50.0 basis points. Specifically, the total consideration for each $1,000 aggregate principal amount of notes tendered and accepted for payment, and for the related consents, will be determined as specified in the Supplement dated May 16, 2006 to the Offer to Purchase and Consent Solicitation Statement of the Company, dated May 9, 2006 (as supplemented, the “Statement”), discounted at a rate equal to 50.0 basis points over the yield to maturity on the 4.0% U.S. Treasury Note due September 30, 2007. All capitalized terms used herein but not defined herein are as defined in the Statement.

The dealer manager and solicitation agent will determine the actual pricing, based on the foregoing, on May 23, 2006, although this price determination date may be extended by the Company. The Company will publicly announce the pricing information by issuing a press release prior to 9:00 a.m., New York City time, on the day following the price determination date.

All other terms and conditions of the tender offer and consent solicitation with respect to the notes will remain as described in the Statement, including the Company’s offer to make a cash consent payment, included in the total consideration, of $30.00 per $1,000 aggregate principal amount of notes accepted for payment by the Company to holders who validly tender their notes and deliver their consents on or prior to the consent date of 5:00 p.m., New York City time, on May 22, 2006, unless such date is extended.

The tender offer is scheduled to expire at 5:00 p.m., New York City time, on June 7, 2006, unless extended. Holders who tender notes after the consent date will not receive the consent payment. Holders who tender notes that are accepted for payment and purchased by the Company also will be paid accrued and unpaid interest up to, but not including, the applicable payment date. Tendered notes may not be withdrawn and consents may not be revoked after the consent date.

The Company expects to pay for any notes purchased pursuant to the tender offer and consent solicitation on a date promptly following the expiration of the tender offer. The Company may accept and pay for any notes at any time after the consent date, in its sole discretion.

Holders may not tender notes without delivering consents and may not deliver consents without tendering notes. The obligation of the Company to accept for payment and purchase the notes in the tender offer, and pay for the related consents, is conditioned on, among other things, the consummation of the Company’s proposed initial public offering and the receipt of consents to the proposed amendments from the holders of at least a majority of the aggregate principal amount of outstanding notes, each as described in more detail in the offer to purchase and consent solicitation statement.

This announcement is neither an offer to purchase, nor a solicitation of an offer to purchase, nor a solicitation of tenders or consents with respect to, any notes. The tender offer and the consent solicitation are being made solely pursuant to the offer to purchase and consent solicitation statement and the related letter of transmittal.

The Company has retained Credit Suisse Securities (USA) LLC to serve as the dealer manager and solicitation agent for the tender offer and the consent solicitation. Questions regarding the tender offer and the consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-0652 (collect). Requests for documents in connection with the tender offer and the consent solicitation may be directed to D.F. King & Co., Inc., the information agent for the tender offer and the consent solicitation, at (800) 949-2583.

FORWARD-LOOKING STATEMENTS

This press release include forward-looking statements that are subject to risks and uncertainties. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “estimate,” “could,” “expect,” “future,” “intend,” “plan,” “predict,” “project,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Our future results could differ materially from those expected or anticipated in the forward-looking statements.